As filed with the Securities and Exchange Commission on August 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	11-2250488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

650 Liberty Avenue, Union

New Jersey 07083

(908) 688-0888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arlene Hong

Executive Vice President, Chief Legal Officer and Corporate Secretary

650 Liberty Avenue, Union

New Jersey 07083

(908) 688-0888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lopez

Helena Grannis

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Common Stock

We may offer, issue and sell shares of our common stock from time to time.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on Nasdaq under the symbol “BBBY.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors described in any applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 31, 2022

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc..

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•

risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments; and

•	and a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, buybuy BABY, and Harmon, Harmon Face Values, or Face Values, or collectively, Harmon. We also operate Decorist, an online interior design platform that provides personalized home design services.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com, buybuybaby.ca and decorist.com. We also operate Bed Bath & Beyond, buybuy BABY and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information, Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include repayment of our indebtedness, future repurchases of our common stock and financing possible acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

•

they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

•

they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

•

they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at https://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended May 28, 2022, filed with the SEC on June 29, 2022;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2022, June 29, 2022 and July 15, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The New York Business Corporation Law, or the NYBCL, provides that directors and officers of a New York corporation may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the corporation.

Article V of our By-laws provides as follows:

“Section 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was at the request of the Corporation serving as an officer or director or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise or entity (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(E) of this Article V). Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article V.”

The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The NYBCL expressly permits New York corporations to purchase such insurance.

Item 16.	Exhibits.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Exhibit

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange

Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey on the 31st day of August, 2022.

BED BATH & BEYOND INC.

By:	/s/ Sue Gove
Sue Gove Interim Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Sue Gove, Gustavo Arnal and Arlene Hong, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Capacity	Date

/s/ Sue Gove	Interim Chief Executive Officer, Director	August 31, 2022
Sue Gove	(Principal Executive Officer)

/s/ Gustavo Arnal	Chief Financial Officer	August 31, 2022
Gustavo Arnal	(Principal Financial Officer)

/s/ Laura Crossen	Chief Accounting Officer	August 31, 2022
Laura Crossen	(Principal Accounting Officer)

/s/ Marjorie Bowen	Director	August 31, 2022
Marjorie Bowen

/s/ Harriet Edelman	Director	August 31, 2022
Harriet Edelman

/s/ Jeffrey A. Kirwan	Director	August 31, 2022
Jeffrey A. Kirwan

/s/ Shelly Lombard	Director	August 31, 2022
Shelly Lombard

Signature	Capacity	Date

/s/ Benjamin Rosenzweig	Director	August 31, 2022
Benjamin Rosenzweig

/s/ Joshua E. Schechter	Director	August 31, 2022
Joshua E. Schechter

/s/ Minesh Shah	Director	August 31, 2022
Minesh Shah

/s/ Andrea Weiss	Director	August 31, 2022
Andrea Weiss

/s/ Ann Yerger	Director	August 31, 2022
Ann Yerger